Exhibit 32.1

CERTIFICATION PURSUANT TO 19 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Keogh, state and attest that:

I am the Chief Executive Officer of Heritage Bankshares, Inc.(the “Issuer”).

I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that the Quarterly Report on Form 10-QSB of the Issuer for the period ended March 31, 2004, (the “Report”) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer for the periods presented.

Date: April 28, 2004

/s/ Robert J. Keogh
Robert J. Keogh
President and Chief Executive Officer
(Principal Executive Officer)